UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2011

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2011, the compensation committee of our board of directors set the performance goals for, and target and maximum amounts payable under, performance awards for fiscal 2011 performance granted to our executive officers under our 2007 cash incentive plan. These performance awards are payable in cash and only to the extent certain performance goals specified by our compensation committee are achieved in fiscal 2011. For our president and chief executive officer, Paul A. Maleh, 100% of the target amount payable under his performance award is tied to the achievement of performance goals based on objective business criteria: 50% of this target amount is tied to our net revenue and 50% of this target amount is tied to our earnings before interest and taxes (in each case, excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee). For each of our executive officers other than Mr. Maleh, 70% of the target amount payable under the executive officer’s performance award is tied to the achievement of performance goals based on objective business criteria: 40% of this target amount is tied to our net revenue and 30% of this target amount is tied to our earnings before interest and taxes (in each case, excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee). For each of our executive officers other than Mr. Maleh, the remaining 30% of the target amount payable under the executive officer’s performance award is tied to the achievement of specified subjective personal goals. In addition, Mr. Lowenstein will have the opportunity to receive a supplemental payment under his performance award based on the revenue generated by us from his key clients. The portion of these performance awards determined based on the achievement of objective business criteria is intended to qualify as performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code, while the portion based on the achievement of specified subjective personal goals is not. The target and maximum amounts payable to our executive officers under these performance awards are as follows: Paul A. Maleh - target of $800,000 and maximum of $1,600,000; Monica G. Noether - target of $600,000 and maximum of $1,056,000; Arnold J. Lowenstein — target of $400,000 and maximum of $1,354,000 (which includes the maximum supplemental payment based on the revenue generated by us from his key clients); and Wayne D. Mackie - target of $250,000 and maximum of $440,000. The amount payable under each of these performance awards may be reduced by our compensation committee in its full discretion.  In addition, the amount payable under each of these performance awards may be reduced or deferred to ensure that the compensation payable to each of our executive officers meets the deductibility limits under Section 162(m) of the Internal Revenue Code.

In addition, on March 22, 2011, the compensation committee of our board of directors determined that the base salaries of our executive officers for fiscal 2011 would be the same as their base salaries for fiscal 2010.  Accordingly, the base salaries of our executive officers for fiscal 2011 are as follows: Mr. Maleh - $500,000; Dr. Noether - $450,000; Mr. Lowenstein - $400,000; and Mr. Mackie - $375,000.  Our compensation committee also established the following target grant date fair values for fiscal 2011 grants of equity compensation to our executive officers under our long-term incentive program and our 2006 equity incentive plan: Mr. Maleh - $800,000; Dr. Noether - $500,000; Mr. Lowenstein - $400,000; and Mr. Mackie - $300,000.  Our compensation committee retains the discretion to decide the timing and terms of these equity grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: March 24, 2011	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer and
Chief Financial Officer